UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2014

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2014, the Board of Directors of Otelco Inc. (the “Company”) approved an amendment to the Company’s Fourth Amended and Restated By-laws (the “By-laws”), effective as of that same date, adding a new Article XI, entitled “Exclusive Forum,” providing that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of the Company or the By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The By-laws, as so amended, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated By-laws of Otelco Inc., as amended on March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: March 31, 2014
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer